EXHIBIT 99.1

Brad:	Good afternoon. This afternoon we have Katy Murray from i2, and I’ll turn it over to you, Katy.

Katy:	Thanks, Brad. One thing I wanted to note before we go into the presentation is that we’re going to be going through some financial numbers from Q2 and prior quarters that have not previously been disclosed. So not only will portions of the presentation, but the transcript from today will be filed as an 8-K. I’m not sure exactly of the timing, but if possible tomorrow, most likely on Monday.

So what I’d like to do is to give you a brief introduction of i2 — talk a little bit about our technology, where our focus right now on products are, our space, and then, as I said, spend more time talking through the financials and then opening up for Q&A.

Typical safe harbor language again, I know many of you are familiar with this in the agenda. i2 for the last probably about a year and a half to two years has been a bit under the radar screen as I would say. We have not been out as much in public, have not been, I guess, from a presentation out. We are still here. We’ve had a lot of things we’ve been dealing with internally. We’ve been working through some of the outstanding legal issues that I’m sure many of you all are aware of. But what I wanted to spend some time on is, we’ve got a solid base of customers as is shown here. Customer satisfaction — this is something that we measure internally. We have had some of the highest ratings this quarter in our history. It’s something that we have begun to focus on. About two years ago we spent an enormous amount of time on that. We do survey our customers on three things on an annual basis. That’s whether they’ll repeat buy, whether they’ll recommend, and whether they’ll renew.

We have recognized experience in the industry. We are industry-specific templates — we’re going to spend a minute on industry — and these templates are the time to value for our customers. And again, as recognized from AMR, Gartner and Forrester, we have still remained a leader in supply chain management, and we do have some of the most robust software when it comes to solving complex supply chain problems.

Traditional supply chains — one of the things that we’ve seen and have noticed coming through the industry is that the traditional supply chain, where you’ve got your typical suppliers — they go to the factory, they go to the warehouses, distribution center and then to the retail, ultimately out to the customer — a very nice sequential supply chain. Unfortunately, that’s not really how it’s working anymore. What is missing out of the supply chain is the intelligence between the sections. How are you learning about your supply chain? How are you learning where to optimize and become more efficient? Outsourcing — that is the term of the year. Everyone is looking to optimize not only through the supply chain but people, outsourcing through — whether it’s India or any of the other low-cost areas — China, etc. Increased assortment — retail, specifically, looking to increase the color, brand, sizes, meeting the customer requirements, new product introductions, multiple channels. It’s not just a straight distribution channel as we’ve seen in the past with the retails, and basically to ship anywhere. I mean, think about anytime you log onto the Internet, you can ship anything, anywhere, at any time, for any price, and the complexity that that adds to ensuring that you’ve got inventory in stock to meet those requirements.

This multifold increase in variability is really what the need — it drives the need for closed loop supply chain, and that is what we have been focusing on from a product and a new development. We put out i2 6.1 last fall, really focusing on four essential parts of the supply chain: the planning, the execution, the monitoring, and the action. What do you do with your supply chain? After your supply chain runs for a month, it’s not a matter of, well, I’ll learn next time. You need to know within your supply chain when it’s happening. The specific products that we use on the planning side — we cover all four areas, really creating a synchronized supply chain that allows customers and vendors to be completely synchronized from the planning all the way through the action.

And again, on our newer focus, looking really at the customer order fulfillment, the supply chain execution, performance monitoring and management, and then also on the adaptation or the action, is what are the levers that you can control? An example would be, one of our larger customers, Payless, is a customer, and currently working through this same type of flow. So Payless sits there at the end of day, a summer or a winter. They look at the type of inventory they have and they think, you know, how am I going to mark down the shoes? How am I going to get ready for the next season? All part of this planning, this execution, monitoring and acting on the information. If they have too much inventory using something like price markdown optimization, which would allow them to identify how quickly they need to decrease the price of their software to meet the demand, to be able to sell it, so they’re not storing it — again, being able to react based on the information that they have.

The solutions that we’re focusing on in this area, again, really focus on high complexity and a commitment to supply chain excellence. Our software, as we’ve talked about, is not meant for the day-to-day. It’s looking for a complex solution, looking to solve complex problems. And really when you look at the industry and the sectors, if you take your supply chain complexity out and you take your focus on supply chain excellence, a customer like a Dell — Dell is very focused on supply chain excellence. That is what makes them premier in their industry. They have a somewhat complex supply chain and you put them in the high quadrant, in a quadrant 2. That is where, in this quadrant 2, the quadrant 1 and somewhat of the quadrant 3 is where i2 is focusing on.

You may ask really what the quadrant 4 is. While there are customers who have some supply chain needs, it’s not a high focus. It’s something that is not very complex. That is really not the space that we will go into. We are more near to taking out to the first sector, where you’re looking at highly complex supply chain, something like an aerospace or a defense, and then on supply chain excellence, your customers like — our customers like Dell, the recent deals that we’ve closed with Infineon, customers who are focusing on that to make a difference and to be competitive.

Second quarter highlights — total revenue for the quarter was $111 million, $79 million of operating revenue. What this does take into consideration is over $32 million of contract revenue that was recognized. That contract revenue is revenue that is and was held over basically from the re-audit. It is not what I would consider current operating revenue. There is no new cash to that. And the majority of the services — all cash has been received — have already been performed.

Cash flow this quarter was a positive for us. We came off the first quarter negative cash flow from operations. This quarter came in above breakeven. We had strong cash collections, in addition to the fact that we were able to reduce our operating expenses this quarter.

Revenues from new customers — 32% of our revenue this quarter came from new customers. That is an improvement from the fourth and the first quarter, where we had significantly seen our existing customers contributing 90 to 95% of the revenue. So this was a good metric for us this quarter. It’s something we’d like to see continued in roughly that same mix of somewhere between 60/40, 70/30 split.

We’re leaving the quarter with an $85 million operating expense run rate. That is off of a expense for the quarter of $93 million. We had some significant equity investment transactions this quarter. Q Investments — we’ll talk a bit about that on another slide — invested $100 million and our CEO, Sanjiv Sidhu, invested $20 million.

We ended the quarter with $345 million of cash and investments, added two new board members, and again, more specifically to the financials, announced this quarter that we closed $24 million in bookings this quarter, and we’re going to speak a little bit more about that. That is a new metric for the quarter. It is something that we’re using to measure our internal business to show how well we are doing.

Deferred revenue this quarter increased for the second quarter in a row on a net basis. It increased $6 million this quarter, compared to increasing $9 million Q1 over Q4. We announced a succession plan for our CEO. Sanjiv Sidhu will remain Chairman of the Board, but we have made a decision to look for a new CEO.

And we’ll spend a few minutes talking about some of the next steps on relisting. That is a focus of ours for the second half. We’ve been very specific about that, and now especially with the legal and the SEC issues behind us, we have the opportunity to focus on the relisting process.

The Q investment — just a little bit of information about Q. Q has been a long-term investor in i2. They were a debt and an equity holder for at least about four years. The $100 million closed at the beginning of June. With that they did get two board seats, so they are actively participating on our Board. The $100 million has been funded. And again, the $100 million — there are no restrictions on the use of the $100 million. It is for whatever the decision from the Board of Directors and management. The conversion price was at 92.6. That was a 5% premium to market to purchase in and it is a 2.5 dividend paid semiannually.

This quarter we also announced the Supply Chain Leader Program. Specifically, we announced deals with three leaders in their industries, contract value exceeding more than $50 million. The Supply Chain Leader Program is multi-year, multi-million dollar arrangement. Two of the deals are three-year term deals. One is longer than that. All three were existing customers who have come back and have purchased new software, services and maintenance. These are new dollars and new cash. They have the right to full use of i2’s IP over their contract term, and then at the end of the term they will have a perpetual license to those products that they are using. They have a dedicated i2 staff in the solution center in India, and this is really one of the differentiating aspects for these contracts for us. Because of our extensive capacity in India and our long-term presence in India, we’ve been able to develop solution centers there dedicated to specific customers which allow for them to have dedicated development groups who can work with their internal resources to develop the next-generation solutions that they’re looking for, and this allows for a low-cost alternative not only for i2 but for the customers. And then as well, they also have the offer to be on the CIO Advisory Board with i2.

Our financial revenue model — there has been a lot of feedback given to me that our financial statements are complicated, trying to read through and understanding what are the trends around license, services and maintenance. And what I wanted to do today was to break out how we look at our revenue and how we look at our income statement internally.

Software licenses, as we reported in Q2 of ’04, were $12 million. That is made up of specifically two items: recurring revenue, which is revenue related to reference databases, predominantly from acquisitions related to Aspect and our acquisition related to Trade Services. They are recurring types of subscriptions, whether it’s a database or content access. And the core license revenue of $2.8 million is that. It is revenue that was recognized up front this quarter.

Development services is a revenue line that we have been reporting on now for a little over a year. And development services — while the name of the line says services, there are actually two components to that. There is a license revenue component and a services component. The contract is the same. The difference between this and a standard license agreement would be that in a development services arrangement, the customer has asked us to do some specific customization for them. They would like for us to enhance the product that they bought for their own particular internal use. And what we develop with them may end up in our roadmap or it may be custom to the customer. For development services this quarter we recognized $9.2 million, and of that, $2.8 million was related to license and 6.4 for services.

What numbers we have not disclosed in the past is for the fourth quarter of ’03. I thought it was important that we could see a trend over the last three quarters. And in the fourth quarter of ’03 our development services revenue line of $6.7 million was broken into license revenue of 2.6 and services revenue of 4.1.

The other lines that we show are consistent with the face of our income statement. We have reimbursable T&E, services and maintenance, all of which are the standard services that are offered — implementation, training, etc. — and then maintenance, which is predominantly the customer support, right to upgrades, etc.

Contract revenue is the revenue line that is really still a result of the re-audit, and it’s revenue that is recognized on an as-earned basis when the earnings process is complete for certain contracts that were identified. Again, there is no new cash to contract revenue. The services have been provided. It is merely a revenue line that ties to our total GAAP revenue of $110.6 million.

On the contract revenue line I do want to also note that there is significant variability in that line. We don’t forecast that line or provide guidance on that line, and it will come in again as events allow for the revenue to be recognized.

Our bookings model — this quarter we announced a new metric, and that was bookings for the quarter. We announced bookings of $24.1 million for the second quarter of ’04, and for comparative purposes we are disclosing today that bookings for the fourth quarter of ’03 were $17.3 million and bookings for the first quarter of ’04 were $9.2 million. Again, bookings are a measure we use

5internally to measure the health of the business. It’s how we look at the activity that we’re closing in a quarter. It represents the contracted value of the licensed IP, the core license line that we talked about a second ago, as well as the development services business that was closed. And again, that has a license component and a services component. Bookings will convert to revenue as contractual obligations are met, so there could be a portion of bookings that are recognized in the same quarter as up front. And then there will be a portion of bookings that will be recognized over time as development services revenue under the percentage of completion method or completed contract method. And again, bookings may vary quarter to quarter.

What is important to note on this — while we had bookings of 24.1 in Q2, which is a significant increase from the first quarter of ’04, there is some portion of the $50 million of contracted value for the Supply Chain Leader deals that is in the 24.1. In addition, on the variability, the third quarter, specifically for i2 and I think for many software companies, is a softer quarter than the second quarter. We have a large international operation, we have significant operations in Europe and in Asia, and typically see softness in the third quarter coming in after the second quarter. The bookings line and the bookings metric has the same variability as license and seasonality, and it should be seen that same way.

Other metrics — these have all been disclosed. But again for the second quarter, looking at it on a comparative measure, we closed two deals over $1 million this quarter. We had a significant number of increase in transactions in development services. Our active projects at the end of the quarter increased to 72. And again, I think on the ASP side, one of the things we did see this quarter was an improvement in the core license line for the ASP of over $100,000 transactions, and as well, on the other ASP line, seeing some consistency and some stability across those lines.

One of the things that we have done in the past we have not been doing for the last year or so was providing some supplemental financial information after the earnings call. We are looking to start doing that in a similar format, to be able to give some comparative information to help basically everyone understand how we’re looking at the business and how we’re actually measuring the activity that is going on.

Key points — again, i2 is a recognized technology leader. We have had some issues in the past. We’ve worked through those issues. And this quarter I think that we’ve shown not only our stability, but our determination. We signed three large deals this quarter, cleared SEC, class action, had an investment in the company, and in the second quarter showed some incremental growth not only on the revenue side but on bookings and cash flow sequentially from Q1. We’ve strengthened our balance sheet and we are beginning to focus on ways to leverage the balance sheet. We’re working towards relisting on NASDAQ. We are currently planning on setting a shareholder meeting sometime in the fourth quarter. At that time we’re going to be asking for shareholder approval for our Board to initiate a reverse split. At this time we have not given out any ranges on that, but when we have the shareholder meeting date that is something we will disclose. But again, we’re working towards that. NASDAQ has a $5 minimum stock price requirement to meet the relisting standards, and that is one of the things that is necessitating the reverse split.

We had $78 million — we had $79 million in operating revenue in the second quarter, $85 million of expense as an exit run rate. We have shown some significant progress and determination in closing the gap between operating profitability. Our expenses in the first quarter were in the high 90s. We’ve dropped that, and feel that the $85 million expense run rate right now is the right size for the company. I don’t expect any significant changes to that number going through Q3.

The Supply Chain Leader Program that we initiated this quarter has had great traction — again, being able to close three significant customers this quarter. This is something that we are looking to expand. It does take time and it does have the same type of a sales cycle that a normal type of deal would, but these are usually typically with existing customers. And again, we are seeing traction on that and are focusing on that forward.

For the second half of this year, where we are focusing as a management team and as a company is on execution and revenue and bookings growth. We feel it’s an opportunity for us coming out of the second quarter, that we’ve got a platform that we can be competitive. We’ve got the products that can meet customers’ needs and requirements, and we are focusing on increasing our sales and marketing effort. We are adding sales headcount. We left the second quarter with 100 quota-carrying sales reps, and at this point have over ten active positions that we are filling in the North America area. So on a net basis, we are looking to increase our coverage not only on the install base, but on new opportunities.

So again, we feel that coming out of the second quarter — we feel good about the numbers we put up, we feel good about the business that we’ve generated and look forward to continuing to create value, and feel that we have the software and the products and the expertise to make a difference and to be a long-term player in this position and in this industry.

And I am now going to open it up for questions.

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